                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          SUN HYDRAULICS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 April 21, 1999



Dear Shareholder:

         You are cordially invited to attend the 1999 Annual Meeting of Shareholders of Sun Hydraulics Corporation. The meeting will be held Saturday, May 22, 1999, at 10:00 a.m., Eastern Daylight Savings Time, at the Company's manufacturing facility located at 1500 West University Parkway, Sarasota, Florida 34243. A tour of the plant and refreshments will follow the meeting.

         The Notice of the meeting and the Proxy Statement on the following pages cover the formal business of the meeting, which includes the election of Directors and a proposal to ratify the appointment of the Company's independent certified public accountants. We also will report on the progress of the Company and comment on matters of current interest.

         It is important that your shares be represented at the meeting. We ask that you promptly sign, date and return the enclosed proxy card in the envelope provided, even if you plan to attend the meeting. Returning your proxy card to us will not prevent you from voting in person at the meeting if you are present and choose to do so.

         If your shares are held in street name by a bank, brokerage or other nominee, it will supply you with a proxy to be returned to it. It is important that you return the form to the nominee as quickly as possible so that the nominee may vote your shares. You may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your nominee authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

         The Board of Directors and management look forward to greeting you personally at the meeting.

                                                 Sincerely,



                                                 ROBERT E. KOSKI
                                                 Chairman of the Board

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             SATURDAY, MAY 22, 1999

         Notice hereby is given that the Annual Meeting of Shareholders of Sun Hydraulics Corporation, a Florida corporation, will be held on Saturday, May 22, 1999, at 10:00 a.m., Eastern Daylight Savings Time, at the Company's manufacturing facility, located at 1500 West University Parkway, Sarasota, Florida, 34243, for the following purposes:

                  1. To elect two Directors to serve until the Annual Meeting in 2002 and until their successors are elected and qualified or until their earlier resignation, removal from office or death;

                  2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent certified public accountants for the year 1999; and

                  3. To transact such other business as properly may come before the Meeting or any adjournment thereof.

         Your attention is directed to the Proxy Statement accompanying this Notice for a more complete description of the matters to be acted upon at the Meeting. The 1998 Annual Report of the Company is enclosed. Shareholders of record at the close of business on March 31, 1999, are entitled to receive notice of and to vote at the Meeting and any adjournment thereof.

         All shareholders are cordially invited to attend the Meeting. Whether or not you expect to attend, please sign and return the enclosed Proxy promptly in the envelope provided to assure the presence of a quorum. You may revoke your Proxy and vote in person at the Meeting if you desire. If your shares are held in street name by a brokerage, your broker will supply you with a proxy to be returned to the brokerage. It is important that you return the form to the brokerage as quickly as possible so that the brokerage may vote your shares. You may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

                                     By order of the Board of Directors,



                                     GREGORY C. YADLEY
                                     Secretary

Sarasota, Florida
April 21, 1999

                           SUN HYDRAULICS CORPORATION
                          1500 WEST UNIVERSITY PARKWAY
                            SARASOTA, FLORIDA 34243



                                PROXY STATEMENT



         This Proxy Statement is furnished by the Board of Directors and Management of Sun Hydraulics Corporation (the "Company") in connection with the solicitation of proxies to be voted at the Company's 1999 Annual Meeting of Shareholders, which will be held on Saturday, May 22, 1999, at 10:00 a.m., Eastern Daylight Savings Time, at the Company's manufacturing facility, located at 1500 West University Parkway, Sarasota, Florida 34243 (the "Meeting").

         Any proxy delivered pursuant to this solicitation may be revoked, at the option of the person executing the proxy, at any time before it is exercised by delivering a signed revocation to the Company, by submitting a later-dated proxy, or by attending the Meeting in person and casting a ballot. If proxies are signed and returned without voting instructions, the shares represented by the proxies will be voted as recommended by the Board of Directors.

         The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone by regular employees of the Company. The Company does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expense in sending proxy materials to their principals and obtaining their proxies. The approximate date on which this Proxy Statement and enclosed form of proxy first has been mailed to shareholders is April 21, 1999

         The close of business on March 31, 1999, has been designated as the record date for the determination of shareholders entitled to receive notice of and to vote at the Meeting. As of March 31, 1999, 6,383,148 shares of the Company's Common Stock, par value $.001 per share, were issued and outstanding. Each shareholder will be entitled to one vote for each share of Common Stock registered in his or her name on the books of the Company on the close of business on March 31, 1999, on all matters that come before the Meeting.

         The affirmative vote of the holders of a majority of the shares represented, in person or by proxy, and voting at the Meeting will be required to take action at the Meeting. Abstentions will be counted toward the number of shares represented at the meeting. Broker non-votes will be disregarded.

                             ELECTION OF DIRECTORS

         The Board of Directors of the Company currently consists of seven members. The Board is divided into three classes of Directors serving staggered three-year terms. Directors hold their positions until the annual meeting of shareholders in the year in which their term expires, and until their respective successors are elected and qualified or until their earlier resignation, removal from office or death. Executive officers serve at the pleasure of the Board of Directors.

         The term of office of two of the Company's current seven Directors will expire at the 1999 Annual Meeting. The Board of Directors unanimously recommends that you vote "FOR" the reelection of Taco van Tijn and David N. Wormley to serve until the Company's annual meeting in 2002, and until their respective successors shall be duly elected and qualified or until their earlier resignation, removal from office or death. See "Management-Directors and Executive Officers" and "Certain Transactions" for further information on such nominees. Shareholders may vote for up to two nominees. The affirmative vote of a majority of the shares represented at the Meeting and entitled to vote thereon will be required for the election of Directors. Shareholders may not vote cumulatively in the election of Directors. Abstentions will be counted toward the number of shares represented at the Meeting. Broker non-votes will be disregarded. In the event any of the nominees should be unable to serve, which is not anticipated, the proxy committee, which consists of Robert E. Koski and Clyde G. Nixon, will vote for such other person or persons for the office of Director as the Board of Directors may recommend.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth the names and ages of the Company's Directors, nominees for Director, and executive officers and the positions they hold with the Company. Executive officers serve at the pleasure of the Board of Directors.

NAME                            AGE      POSITION

Robert E. Koski                 70       Chairman of the Board of Directors  (term  expiring in 2000) and a member of the Compensation Committee

Clyde G. Nixon                  63       President, Chief Executive Officer, and Director (term expiring in 2001)

Jeffrey Cooper                  58       Engineering Manager

Russell G. Copeman              60       Manufacturing Manager

Richard J. Dobbyn               55       Chief Financial Officer

Peter G. Robson                 54       General Manager, Sun Hydraulics Limited

John S. Kahler                  59       Director (term expiring in 2000) and a member of the Audit Committee

James G. March                  71       Director (term expiring in 2000) and a member of the Compensation Committee

Ferdinand E. Megerlin           60       Director (term expiring in 2001) and a member of the Compensation Committee

Taco van Tijn                   75       Director  (term  expiring in 1999),  Nominee for Director  (term expiring in
                                         2002) and a member of the Audit Committee

David N. Wormley                59       Director  (term  expiring in 1999),  Nominee for Director  (term expiring in
                                         2002) and a member of the Compensation Committee

         ROBERT E. KOSKI is a co-founder of the Company and has served as its Chairman of the Board since it began operations in 1970. He was also its President and Chief Executive Officer from that time until November 1988. He is a graduate of Dartmouth College and past Chairman of the Board of the

National Fluid Power Association. Mr. Koski has over 37 years experience in the fluid power industry, and has served as Chairman of the Fluid Power Systems and Technology Division of the American Society of Mechanical Engineers, and as a member of the Board of Directors of the National Association of Manufacturers.

         CLYDE G. NIXON joined the Company in January 1988, and was named its President and Chief Executive Officer in November 1988. From September 1985, to January 1988, he served as Vice President of Cross & Trecker Corporation and was President of Warner & Swasey Company, its wholly-owned subsidiary. From 1964 to 1985, he served in various management capacities with Brown & Sharpe Manufacturing Corporation, most recently as Vice President of its fluid power division and President of Double A Products Company, its wholly-owned subsidiary. Mr. Nixon is a graduate of Cornell University and the Harvard Business School, and is past Chairman of the Board of the National Fluid Power Association. Mr. Nixon has over 31 years experience in the fluid power industry.

         JEFFREY COOPER joined the Company in December 1990, as an engineer and has been Engineering Manager since September 1991. From August 1987, to December 1990, he was Engineering Manager, Mobile Valves, of Vickers, Incorporated, a wholly-owned subsidiary of Trinova Corporation, and from September 1979 to August 1986, he served as Vice President of Engineering for Double A Products Company. Mr. Cooper is an engineering graduate of Willesden College of Technology, London, England. Mr. Cooper has over 30 years experience in the fluid power industry.

         RUSSELL G. COPEMAN joined the Company in July 1996, as Manufacturing Manager, in charge of manufacturing operations and processes. From January 1996, to July 1996, Mr. Copeman was the principal of Copeman Consulting, and performed consulting services for the Company from March 1996 to July 1996. From January 1994, to October 1995, Mr. Copeman was a partner with Coopers & Lybrand, Australia; from July 1989, to December 1993, he was a Director of Coopers & Lybrand's International Manufacturing Practice. From January 1985, to July 1989, he served in various management positions with Vickers, Incorporated, most recently as Vice President. From August 1967, to January 1985, he served in various management positions with Double A Products Company, most recently as Vice President. Mr. Copeman is a Certified Manufacturing Engineer and a graduate of Georgia Institute of Technology and the Krannert Business School of Purdue University. Mr. Copeman has over 24 years experience in the fluid power industry.

         RICHARD J. DOBBYN joined the Company in October 1995, and was named Chief Financial Officer in July 1996. From June 1995 to October 1995, Mr. Dobbyn served as the Controller of Protek Electronics. From July 1994 to June 1995, he served as the Fiscal Director of a non-profit child care agency. From September 1984 to July 1994, Mr. Dobbyn was Senior Vice President-Finance and Administration for Loral Data Systems, formerly Fairchild Weston Systems, a Schlumberger company. Mr. Dobbyn is a Certified Public Accountant and a graduate of Boston College.

         JOHN S. KAHLER is the President, CEO, and a Director of Cincinnati Incorporated. Mr. Kahler has served in various management positions with Cincinnati Incorporated since 1989. He is a graduate of Carnegie-Mellon University and the Harvard Business School.

         JAMES G. MARCH is a Professor Emeritus at Stanford University, Palo Alto, California. He was a senior member of the faculty at Stanford University and the Stanford Business School from September 1970, to August 1995, and is the author of numerous books and articles on organizational behavior and decision making. From September 1964, to August 1970, Dr. March was a Professor of Psychology and Sociology at the University of California, Irvine, where he was Dean of the School of Social Sciences from 1964 to 1969. Dr. March served as a Director of the Company from 1989 to 1992, and rejoined the Company's Board of Directors in November 1995. He also is a member of the Board of Directors of

Wally Industries and Chair of the Citicorp Behavioral Sciences Research Council. Dr. March is a graduate of the University of Wisconsin and received his Ph.D. from Yale University.

         FERDINAND E. MEGERLIN is Chairman and Joint Managing Director of Linde Lift Truck Corporation's Industrial Trucks and Hydraulics Division in Aschaffenburg, Germany. He is also Chairman of Linde's U.S. subsidiaries Linde Hydraulics Corp., Canfield, Ohio, and Baker Material Handling Corp., Sommerville, South Carolina. Within VDMA, German's association for mechanical and plant engineering, Dr. Megerlin serves as Chairman of the German Fluid Power Association and as a member of the main Board of Directors. He is an engineer and received his Dr.-Ing. degree from TH Aachen, Germany. Dr. Megerlin has over 27 years of experience in the fluid power industry.

         PETER G. ROBSON has served as a Director of Sun Hydraulics Limited, Coventry, England, since May 1993, and has been employed by the Company as the General Manager of its United Kingdom operations since 1982. Mr. Robson is a Chartered Engineer and a graduate of Coventry University. Mr. Robson has over 32 years experience in the fluid power industry.

         TACO VAN TIJN is an attorney (solicitor), who has practiced law in London, England, since May 1977. Since June 1998, he has been affiliated with Rooks Rider. Mr. van Tijn has been a Director of the Company since February 1989, and the principal statutory officer of Sun Hydraulik Holdings Limited since January 1991.

         DAVID N. WORMLEY is the Dean of the Engineering School at Pennsylvania State University, where he has taught since 1992. He previously was a member of the engineering faculty at the Massachusetts Institute of Technology. Dr. Wormley has served as a Director of the Company since December 1992. He is an engineer and earned his Ph.D. from the Massachusetts Institute of Technology.

         No family relationships exist between any of the Company's Directors and executive officers, except that Mr. Koski and Dr. March are step-brothers. There are no arrangements or understandings between Director and any other person concerning service as a Director.

         The Board of Directors has Audit and Compensation Committees. The Company does not have a Nominating Committee; instead, the entire Board of Directors functions as a Nominating Committee.

         The Audit Committee was appointed in February 1997 and held two meetings in 1998. The functions of the Audit Committee are to recommend annually to the Board of Directors the appointment of the independent public accountants of the Company, to discuss and review the scope of and the fees for the prospective annual audit with the independent public accountants, to review the results thereof with the independent public accountants, to review and approve non-audit services of the independent public accountants, to review compliance with existing major accounting and financial policies of the Company, to review the adequacy of the financial organization of the Company, to review management's procedures and policies relative to the adequacy of the Company's internal accounting controls, to review compliance with federal and state laws relating to accounting practices and to review and approve (with the concurrence of a majority of the disinterested Directors of the Company) transactions, if any, with affiliated parties.

         A Compensation Committee was formed in December 1996 to review, approve and recommend to the Board of Directors the terms and conditions of all employee benefit plans or changes thereto, to administer the Company's stock option plans and carry out the responsibilities required by the rules of the Securities and Exchange Commission. The full Board of Directors carried out the responsibilities of the Compensation Committee directly during 1998.

         The Board of Directors held four meetings during 1998. Except for two Directors, who were unable to attend the December 1998 Board meeting, each Director attended all of the meetings of the Board and of each committee of which he was a member in 1998. Directors who are not officers of the Company are paid $2,500 for attendance at each meeting of the Board of Directors, as well as each meeting of each Board committee on which they serve when the committee meeting is not held within one day of a meeting of the Board of Directors. Directors also are reimbursed for their expenses incurred in connection with their attendance at such meetings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth as of March 23, 1998, information as to the beneficial ownership of the Company's Common Stock by (i) each person or entity known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each Director, (iii) Each Named Executive Officer of the Company, and (iv) all Directors and executive officers of the Company as a group.



                                                                      AMOUNT AND NATURE OF             PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER (1)                            BENEFICIAL OWNERSHIP (2)             CLASS
----------------------------------------                            ------------------------             -----

Robert E. Koski(3)(4)(5) ................................                  2,543,920                      39.9

Beverly Koski(3)(4)(5) ..................................                  2,543,920                      39.9

Christine L. Koski(3) ...................................                  2,322,838                      36.4
  5619 Preston Oaks Road
  Dallas, Texas 75240

Robert C. Koski(3)(5) ...................................                  2,285,543                      35.8
  315 Sycamore Street
  Decatur, Georgia 30030

Koski Family Limited Partnership ........................                  2,258,543                      35.4
  5619 Preston Oaks Road
  Dallas, Texas 75240

Thomas L. Koski(3) ......................................                  2,258,543                      35.4
  Six New Street
  East Norwalk, Connecticut 06855

Bradley S. Ferrell(6) ...................................                    449,642                       7.0
  5924 Cranbrook Way, #101
  Naples, Florida 34112

Beck, Mack & Oliver LLC(7) ..............................                    434,550                       6.8
  330 Madison Avenue
  New York, NY 10017

Royce & Associates, Inc.(8) .............................                    359,600                       5.6
Royce Management Company
Charles M. Royce
  1414 Avenue of the Americas
  New York, NY 10019

Clyde G. Nixon(9) .......................................                    218,092                       3.4

Peter G. Robson(10) .....................................                     81,152                       1.3

Jeffrey Cooper(10) ......................................                     59,949                         *

James G. March(11) ......................................                     53,572                         *

Russell G. Copeman(10) ..................................                     31,578                         *


                                                                      AMOUNT AND NATURE OF             PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER (1)                            BENEFICIAL OWNERSHIP (2)             CLASS
----------------------------------------                            ------------------------             -----

Richard J. Dobbyn(12) ...................................                     22,500                         *
Taco van Tijn(13)........................................                      8,920                         *
David N. Wormley(14).....................................                      3,940                         *
John S. Kahler...........................................                      1,000                         *
Ferdinand E. Megerlin....................................                          0                        --
All Directors and Executive Officers                                       3,026,823                      45.1
  as a Group (11 persons)................................

--------------
 *       Less than 1%.
(1) Unless otherwise indicated, the address of each of the persons listed who own more than 5% of the Company's Common Stock is 1500 West University Parkway, Sarasota, Florida 34243.
(2) This column sets forth shares of the Company's Common Stock which are deemed to be "beneficially owned" by the persons named in the table under Rule 13d-3 of the Securities and Exchange Commission. Except as otherwise indicated, the persons listed have sole voting and investment power with respect to all shares of Common Stock owned by them, except to the extent such power may be shared with a spouse.
(3) Includes 2,258,543 shares owned by the Koski Family Limited Partnership, over which Christine L. Koski, Robert C. Koski, Thomas L. Koski, Robert E. Koski and Beverly Koski share voting and investment power as the general partners in the Partnership. Christine L. Koski, Robert C. Koski and Thomas L. Koski are the adult children of Robert
         E. Koski and Beverly Koski.
(4) Includes 141,215 shares owned by Beverly Koski and 117,162 shares owned by Robert E. Koski. Beverly Koski is the spouse of Robert E. Koski.
(5) Includes 27,000 shares owned by the Koski Family Foundation, Inc., over which Robert E. Koski, Beverly Koski and Robert C. Koski share voting and investment power.
(6) Includes 38,205 shares owned by Mr. Ferrell, over which Mr. Ferrell has sole voting and investment power, and 411,437 shares beneficially owned by Mr. Ferrell in his capacity as trustee of various trusts, over which Mr. Ferrell has shared voting and investment power.
(7) According to the Schedule 13G, filed January 25, 1999, by Beck Mack & Oliver, LLC, a registered investment advisor, Beck Mack & Oliver has shared investment power with respect to such shares, which are owned by its investment advisory clients.
(8) According to the Schedule 13G, filed February 10, 1999, by Royce & Associates, Inc. ("Royce") and Royce Management Company ("RMC"), registered investment advisors, and Charles M. Royce, Royce has sole voting and investment power with respect to 356,400 shares, and RMC has sole voting and investment power with respect to 3,200 shares. According to the Schedule 13G, Charles M. Royce may be deemed to be a controlling person of Royce and RMC, and as such may be deemed to beneficially own the shares beneficially owned by Royce and RMC. According to the Schedule 13G, Mr. Royce does not own any shares outside of Royce and RMC, and disclaims beneficial ownership of the shares held by Royce and RMC.
(9)      Includes 126,343 shares subject to currently exercisable options.
(10)     Represents shares subject to currently exercisable options.
(11) Shares are owned by The March Family Trust, of which Dr. March and his spouse are trustees.
(12)     Includes 21,000 shares subject to currently exercisable options.
(13)     Includes 3,920 shares subject to currently exercisable options.
(14)     Includes 2,940 shares subject to currently exercisable options.

                      DIRECTOR AND EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

         The following table is a summary of the compensation paid or accrued by the Company for the last three fiscal years for services in all capacities to the Company's Chief Executive Officer and each of its other most highly compensated executive officers who earned more than $100,000 from the Company in 1998 under the rules of the Securities and Exchange Commission (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

--------------------------------------------------------------------------------------------------------------------
                                                                                 LONG TERM
                                                                                COMPENSATION
                                                                                 AWARDS--
                                                                                 SECURITIES
                NAME AND                                                         UNDERLYING          OTHER ANNUAL
           PRINCIPAL POSITION                 YEAR           SALARY             OPTIONS/SARS(#)     COMPENSATION(3)
           ------------------                 ----           ------             ----------------    ----------------

--------------------------------------------------------------------------------------------------------------------
Robert E. Koski,                              1998          $106,000                ---             $ 14,045
  Chairman of the                             1997           106,000                ---               20,175
  Board of Directors                          1996           106,000                ---               28,158(4)
--------------------------------------------------------------------------------------------------------------------
Clyde G. Nixon,                               1998           191,300                ---             $ 17,084
  President and                               1997           180,000               58,781(1)          22,927
  Chief Executive Officer                     1996           180,000               94,765(2)          12,239
--------------------------------------------------------------------------------------------------------------------
Jeffrey Cooper                                1998           126,525                                $ 11,683
  Engineering Manager                         1997           121,000               27,100(1)          13,567
                                              1996           116,000               43,689(2)           9,314
--------------------------------------------------------------------------------------------------------------------
Russell G. Copeman                            1998           135,075                ---             $  6,099
  Manufacturing Manager                       1997           134,000               65,000(1)          35,547(5)
                                              1996            64,500                   --             92,931(5)
--------------------------------------------------------------------------------------------------------------------
Richard J. Dobbyn                             1998           107,575                ---             $  5,773
  Chief Financial Officer                     1997            97,000               35,000(1)           7,054
                                              1996            88,000                ---                ---
--------------------------------------------------------------------------------------------------------------------

(1) Represents incentive stock options granted on January 9, 1997, the date of the Company's initial public offering, at an exercise price equal to the public offering price.
(2) Represents nonqualified stock options granted in conjunction with the termination of the executive's phantom stock compensation agreement.
(3) Except as otherwise noted, reflects primarily contributions made by the Company on behalf of the employee to the Company's 401(k) plan and excess life insurance premiums.
(4) Includes payment of $18,728 by the Company for certain professional fees on behalf of Mr. Koski.
(5) Includes payment by the Company of certain consulting fees and moving expenses.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

-----------------------------------------------------------------------------------------------------------------------
                                INDIVIDUAL GRANTS
                            --------------------------
                                           PERCENT OF
                             NUMBER OF        TOTAL
                            SECURITIES       OPTIONS      EXERCISE
                            UNDERLYING     GRANTED TO      OR BASE                    POTENTIAL REALIZABLE VALUE AT
                              OPTIONS     EMPLOYEES IN      PRICE     EXPIRATION   ASSUMED ANNUAL RATES OF STOCK PRICE
          NAME               GRANTED(#)    FISCAL YEAR     ($/SH)        DATE        APPRECIATION FOR OPTION TERM(1)
                                                                                   -----------------------------------
                                                                                      5% ($)       10% ($)     0% ($)
           (A)                   (B)            (C)           (D)          (E)         (F)           (G)         (H)
-----------------------------------------------------------------------------------------------------------------------
Robert E. Koski                    --           --              --           --              --           --         --
-----------------------------------------------------------------------------------------------------------------------
Clyde G. Nixon                     --           --              --           --              --           --         --
-----------------------------------------------------------------------------------------------------------------------
Jeffrey Cooper                 20,000         10.9%          16.75     05/22/08        $184,695     $454,912         --
                                4,000                        10.00     12/05/08          36,939       90,982
-----------------------------------------------------------------------------------------------------------------------
Russell G. Copeman                 --           --              --           --              --           --         --
-----------------------------------------------------------------------------------------------------------------------
Richard J. Dobbyn              10,000          5.5%          16.75     05/22/08          92,347       92,347         --
                                2,000                        10.00     12/05/08          18,469       18,469
-----------------------------------------------------------------------------------------------------------------------

(1) The options were granted on May 22, 1998, and December 5, 1998, at exercise prices of $16.75 and $10.00, respectively, the closing prices for the shares of Common Stock on such dates. The 5% and 10% assumed annual rates of stock price appreciation are provided in compliance with Regulation S-K under the Securities Exchange Act of 1934. The Company does not necessarily believe that these appreciation calculations are indicative of actual future stock option values or that the price of Common Stock will appreciate at such rates.


     AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
              AND FISCAL YEAR END OPTION VALUES

-----------------------------------------------------------------------------------------------------------------
                                                                                                     VALUE OF
                                                                                                   UNEXERCISED
                                                                                                   IN-THE-MONEY
                                                                  NUMBER OF SECURITIES             OPTIONS/SARS
                                                                 UNDERLYING UNEXERCISED             AT FISCAL
                                                                 OPTIONS/SARS AT FISCAL            YEAR-END($)
                             SHARES ACQUIRED   VALUE REALIZED    YEAR-END(#) EXERCISABLE/          EXERCISABLE/
           NAME               ON EXERCISE(#)         ($)              UNEXERCISABLE              UNEXERCISABLE(1)
-----------------------------------------------------------------------------------------------------------------
            (A)                    (B)               (C)                   (D)                         (E)
            ---                    ---               ---                   ---                         ---
-----------------------------------------------------------------------------------------------------------------
Robert E. Koski                            --               --                   0/0                         0/0
-----------------------------------------------------------------------------------------------------------------
Clyde G. Nixon                             --               --        115,817/37,729                 $ 469,087/0
-----------------------------------------------------------------------------------------------------------------
Jeffrey Cooper                             --               --         54,529/40,260                 $ 149,853/0
-----------------------------------------------------------------------------------------------------------------
Russell G. Copeman                         --               --         21,052/43,948                         0/0
-----------------------------------------------------------------------------------------------------------------
Richard J. Dobbyn                          --               --         14,000/33,000                         0/0
-----------------------------------------------------------------------------------------------------------------

(1) Based upon the December 31, 1998, closing stock price of $8.313 per share, as reported on the Nasdaq National Market.

         The information contained in the following sections "Report of Board of Directors Acting as Compensation Committee" and "Performance Graph" are not deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934.

REPORT OF BOARD OF DIRECTORS ACTING AS COMPENSATION COMMITTEE

         The following report was prepared by the Board of Directors, acting as the Company's Compensation Committee:

         The goals of the Company's compensation program are to attract, retain, motivate and reward highly qualified management personnel and to provide them with long-term career opportunities. The Company's compensation philosophy is to provide its executives with a competitive total compensation package which motivates superior job performance, the achievement of the Company's business objectives, and the enhancement of shareholder value. Compensation of the Company's Named Executive Officers will be reviewed annually by the Board of Directors and the Compensation Committee. Changes proposed for these employees will be evaluated and approved by the Compensation Committee on an individual basis.

         The Company's general approach to compensating Named Executive Officers is to pay cash salaries which generally are competitive within ranges of salaries paid to executives of other manufacturing companies, although the Company does not attempt to meet salary levels of such companies. Instead, the Committee sets overall compensation at a level it believes to be fair, based upon a subjective analysis of the individual executive's experience and past and potential contributions to the Company. The Company, historically, has not paid performance-based bonuses. To assist in determining appropriate overall compensation, the Company intends in the future to review information regarding revenues, income, and executive compensation for other public manufacturing companies.

         Stock option grants to Named Executive Officers and other key employees of the Company, including the Chief Executive Officer, will be made at the discretion of the Compensation Committee pursuant to the Company's 1996 Stock Option Plan (the "Stock Option Plan"). Factors and criteria to be used by the Compensation Committee in the award of stock options will include individual responsibilities, individual performance and direct and indirect contributions to the profitability of the Company. The benefits derived from each stock option granted under the Stock Option Plan are directly attributable to a future increase in the value of the Company's Common Stock. Messrs. Cooper, Copeman and Dobbyn were granted incentive stock options on May 22, 1998, and December 5, 1998, at exercise prices of $16.75 and $10.00, respectively, the closing prices for the shares of Common Stock on such dates.

         Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to a corporation's key executive officers unless certain requirements are met. One of the requirements imposed under regulations promulgated by the Internal Revenue Service is that the corporation's compensation committee be comprised solely of "disinterested directors." Not all of the Directors serving on the Company's Compensation Committee are disinterested under those regulations. However, given the Company's compensation program and historic compensation levels, the Company does not believe the limitation on deductibility will have a material effect on the Company. The Company intends to monitor the effect of the Section 162(m) regulations and take steps in the future as might be appropriate.

         Robert E. Koski and Clyde G. Nixon abstain from all determinations by the Board of Directors acting as the Compensation Committee as they relate to their respective compensation as Chairman of the Board and as Chief Executive Officer and President, respectively.

                               BOARD OF DIRECTORS
                                Robert E. Koski
      John S. Kahler            Clyde G. Nixon          James G. March
   Ferdinand E. Megerlin       David N. Wormley         Taco Van Tijn

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         The Board of Directors determined the compensation, including salary and bonus, of the Executive Officers of the Company for the fiscal year ended December 31, 1998, and the initial compensation for the current fiscal year through the date hereof. In the future, the Compensation Committee of the Board of Directors, comprised of Robert E. Koski, James G. March, Ferdinand E. Megerlin, and David N. Wormley, will determine the compensation of the Company's Executive Officers. Mr. Koski is Chairman of the Company's Board of Directors.

PERFORMANCE GRAPH

         The following graph compares cumulative total return among Sun Hydraulics Corporation, the Nasdaq Stock Market Index (U.S.) and two peer groups from January 9, 1997, to December 31, 1998, assuming $100 invested in each on January 9, 1997, the date of the initial public offering of the Company's Common Stock. Total return assumes reinvestment of any dividends for all companies considered within the comparison. The stock price performance shown on the graph above is not necessarily indicative of future price performance. Companies in Peer Group One are Aeroquip-Vickers Inc., Commercial Intertech Corp., Denison International plc, Moog Inc., The Oilgear Company and Parker Hannifin Corp. Companies in the Group Two are Commercial Intertech Corp., Denison International plc, Moog Inc., The Oilgear Company and Sauer, Inc. The Company intends to replace Peer Group One with Peer Group Two for 1999 due to its belief that Peer Group Two more closely reflects the Company's peer group. Both Aeroquip-Vickers Inc. and Parker Hannifin Corp are much larger corporations with more diverse businesses than the Company and Aeroquip-Vickers recently has been acquired by Eaton Corp. Sauer, Inc. began reporting as a publicly-held company in 1998.

--------------------------------------------------------------------------------------------------------------
                                   1/97     3/97    6/97     9/97     12/97    3/98     6/98     9/98    12/98
--------------------------------------------------------------------------------------------------------------
Sun Hydraulics Corporation         100      116     123      133      128      152      171      104      90
--------------------------------------------------------------------------------------------------------------
Peer Group One                     100      103     146      162      164      187      152      109     117
--------------------------------------------------------------------------------------------------------------
Peer Group Two                     100       90     116      148      148      170      150      113     108
--------------------------------------------------------------------------------------------------------------
Nasdaq Stock Market (U.S.)         100       92     109      127      119      140      144      130     168
--------------------------------------------------------------------------------------------------------------

Note: The stock price performance shown on the graph above is not necessarily indicative of future price performance.


                              CERTAIN TRANSACTIONS

         The information set forth herein briefly describes transactions during the past fiscal year between the Company and its Directors, officers and 5% shareholders. Management of the Company believes that such transactions have been on terms no less favorable to the Company than those that could have been obtained from unaffiliated parties. These transactions have been approved by a majority of the Company's disinterested Directors. Future transactions, if any, with affiliated parties will be approved by a majority of the Company's disinterested Directors and the Audit Committee and will be on terms no less favorable to the Company than those that could be obtained from unaffiliated parties.

SUNOPTECH, LTD.

         In October 1995, the Company contributed certain intangible assets to SunOpTech, Ltd. ("SunOpTech"), a limited partnership formed to further the development of manufacturing software. In January 1996, the Company distributed to its stockholders the 65% limited partnership interest in SunOpTech which it received in exchange for the contributed intangible assets. Robert E. Koski owns 51% of the common stock of the general partner of SunOpTech, and is a member of the Board of Directors of the general partner. The Company currently has no ownership interest in SunOpTech.

         The Company entered into a contract with SunOpTech for a 35-month term beginning November 1995, for the development of computer software and computer support to the Company. The Company paid approximately $1,000,000 over the contract term, provided office space and equipment and reimbursed SunOpTech for reasonable expenses related to the software development. During 1998, the Company paid fees of $33,000 and expenses of $45,000 under the agreement, and provided certain administrative support to SunOpTech at no charge. The software is being utilized in the Company's plants in Sarasota and Germany. Under its agreement with SunOpTech, the Company has a perpetual, nonexclusive license to use the software, as well as any future enhancements, without charge other than the development and support fees to be provided during the 35-month term of the agreement. The agreement expired in November 1998, and no further payments are due by the Company to SunOpTech.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors, officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and any other equity securities of the Company. To the Company's knowledge, based solely upon a review of the forms, reports and certificates filed with the Company by such persons, all of them complied with the Section 16(a) filing requirements in 1998, except Clyde G. Nixon, who filed two late reports covering four transactions.

                         RATIFICATION OF APPOINTMENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The Company has engaged the firm of PricewaterhouseCoopers LLP, independent certified public accountants, to report upon the financial statements included in the Annual Report submitted herewith. A representative from said firm will be in attendance at the Meeting, will have the opportunity to make a statement if desired, and will be available to respond to any questions from those in attendance. The Company has appointed PricewaterhouseCoopers LLP to report upon its 1999 financial statements, subject to ratification of such appointment by the shareholders at the Meeting. Shareholder ratification of the Company's independent certified public accountants is not required by the Company's Bylaws or otherwise. The Board of Directors has elected to seek such ratification as a matter of good corporate practice and unanimously recommends that you vote "FOR" such ratification. Abstentions will be counted toward the number of shares represented at the Meeting. Broker non-votes will be disregarded. If the shareholders do not ratify this appointment, other certified public accountants will be considered by the Board of Directors upon recommendation of the Audit Committee.

                                 OTHER BUSINESS

         Management of the Company does not know of any other business that may be presented at the Meeting. If any matter not described herein should be presented for shareholder action at the Meeting, the persons named in the enclosed Proxy will vote the shares represented thereby in accordance with their best judgment, provided that the Company had not received proper notice of such matter prior to March 10, 1999.

                           SHAREHOLDER PROPOSALS FOR
                    PRESENTATION AT THE 2000 ANNUAL MEETING

         The Board of Directors requests that any shareholder proposals intended for presentation at the 2000 Annual Meeting be submitted to Gregory C. Yadley, Secretary, in writing no later than December 22, 1999, for consideration for inclusion in the Company's proxy materials for such meeting.

         Members of the Company's proxy committee will have discretionary voting authority with respect to all shares represented by proxies held by them at the 2000 Annual Meeting for any matters raised at that meeting about which the Company does not receive proper notice prior to March 7, 2000.


                                       By Order of the Board of Directors,

                                       /s/ Gregory C. Yadley

                                       GREGORY C. YADLEY
                                       Secretary


Dated:  April 21, 1999

                                                                        APPENDIX

                           SUN HYDRAULICS CORPORATION
                          1500 WEST UNIVERSITY PARKWAY
                               SARASOTA, FL 34243

     PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 22, 1999.
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned, having received notice of the Annual Meeting of Shareholders of Sun Hydraulics Corporation to be held at 10:00 a.m., Eastern Daylight Savings Time, on Saturday, May 22, 1999, hereby designates and appoints Robert E. Koski and Clyde G. Nixon, and each of them with authority to act without the other, as attorneys and proxies for the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $.001 per share, of Sun Hydraulics Corporation that the undersigned is entitled to vote at such Meeting or at any adjournment thereof, with all the powers the undersigned would possess if personally present, such proxies being directed to vote as specified below and in their discretion on any other business that may properly come before the Meeting.

1.  Election of Directors: Taco van Tijn and David N. Wormley

2. Ratification of Appointment of PricewaterhouseCoopers LLP as independent certified public accountants of the Company

    This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

1.  Election of Directors

                   [ ]  FOR                    [ ]  WITHHELD

For, except vote withheld from the following nominee(s):

--------------------------------------------------------------------------------

2. Ratification of Appointment of PricewaterhouseCoopers LLP as Independent Certified Public Accountants of the Corporation

    [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

                               (see reverse side)

3. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

    The undersigned reserves the right to revoke this Proxy at any time prior to the Proxy being voted at the Meeting. The Proxy may be revoked by delivering a signed revocation to the Company at any time prior to the Meeting, by submitting a later-dated Proxy, or by attending the Meeting in person and casting a ballot. The undersigned hereby revokes any proxy previously given to vote such shares at the Meeting.

                                                  ------------------------------
                                                           Signature(s)

                                                  Date
                                                      --------------------------

                                                  ------------------------------
                                                           Signature(s)

                                                  Date
                                                      --------------------------

                                                  NOTE: Please sign exactly as
                                                  name appears hereon. Joint
                                                  owners should each sign. When
                                                  signing as attorney, executor,
                                                  administrator, trustee,
                                                  guardian or corporate officer,
                                                  please give full title as
                                                  such.